STOCK SUBSCRIPTION AGREEMENT

THIS STOCK SUBSCRIPTION AGREEMENT, dated as of September 16, 2008, is entered into by and between **CARBON 6 12 CORPORATION**, a Delaware corporation (the "Corporation"), and **CLEAR SKIES SOLAR, INC.**, a Delaware corporation (the "Subscriber").

WITNESSETH

WHEREAS, the authorized capital stock of the Corporation consists of one thousand (1,000) shares of common stock, par value $0.001 per share (the "Common Stock"); and

WHEREAS, the Corporation desires to issue and sell to the Subscriber, and the Subscriber desires to subscribe to and accept from the Corporation one thousand (1,000) shares of Common Stock upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above, the parties hereby agree as follows:

1. The Corporation agrees to issue and sell to the Subscriber, and the Subscriber agrees to subscribe to and purchase from the Corporation, one thousand (1,000) shares of Common Stock (the "Shares") for a purchase price of $0.01 per Share.

2. Upon the issuance of the Shares, the Subscriber agrees to pay the aggregate purchase price for the Shares, an amount equal to TEN DOLLARS ($10.00). At such time as payment is made, the Corporation agrees to deliver to the Subscriber a certificate (the "Certificate") representing the shares of Common Stock being subscribed to and paid for by the Subscriber, which shares of Common Stock represented by the Certificate shall be duly authorized, validly issued, fully paid and nonassessable. The Certificate shall be properly legended to reflect that the shares of Common Stock represented by the Certificate are not registered under the Securities Act of 1933, as amended (the "Securities Act").

3. The Corporation represents and warrants that the Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable.

4. The Subscriber represents that such Shares are being acquired for its own account, for investment and not with a view to the distribution or resale thereof. The Subscriber understands that such Shares have not been registered under the Securities Act or any state securities or "blue sky" laws by reason of their issuance in a transaction exempt from the registration requirements thereunder and may not be resold unless a subsequent disposition thereof is registered thereunder (the Corporation being under no obligation to so register) or is exempt from registration thereunder.

5. As evidence of the restriction on transfer, the following legend (or a substantially similar legend) will be placed on the certificate or certificates evidencing the Shares:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE

SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

The Corporation may give appropriate stop-transfer instructions to any transfer agent for the Shares.

[Signature Page Follows]

[SIGNATURE PAGE TO STOCK SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Subscription Agreement as of the date first written above.

CARBON 6.12 CORPORATION

By:______________________________
Name: Ezra J. Green
Title: President and Chief Executive Officer

CLEAR SKIES SOLAR, INC.

By:______________________________
Name: Thomas J. Oliveri
Title: President